Exhibit 99.1

Gladstone Investment Corporation Reports Financial Results for the

Quarter Ended September 30, 2012

•	Net Investment Income for the three and six months ended September 30, 2012, was $3.5 million and $6.7 million, or $0.16 and $0.31 per share, respectively.

•	Net Decrease in Net Assets Resulting From Operations for the three and six months ended September 30, 2012, was $0.4 million and $3.4 million, or $0.02 and $0.15 per share, respectively.

McLean, VA, October 29, 2012: Gladstone Investment Corporation (NASDAQ: GAIN) (the “Company”) today announced earnings for the quarter ended September 30, 2012. All per share references are per basic and diluted weighted average common share outstanding, unless noted otherwise.

Net Investment Income for the Three Months: Net Investment Income for the quarters ended September 30, 2012 and 2011 was $3.5 million, or $0.16 per share, and $3.3 million, or $0.15 per share, respectively, an increase in Net Investment Income of 4.3%. The increase in Net Investment Income was primarily due to holding a larger portfolio with higher-yielding debt investments during the quarter ended September 30, 2012, as compared to the prior year period. This increase was partially offset by an increase in dividend expense on the Company’s 7.125% Series A Cumulative Term Preferred Stock (“Term Preferred Stock”), on which the Company made its first distribution in March 2012, as well as an increase in the incentive fee paid to Gladstone Management Corporation, the Company’s investment adviser (the “Adviser”).

Net (Decrease) Increase in Net Assets Resulting from Operations for the Quarter: Net (Decrease) Increase in Net Assets Resulting from Operations for the quarters ended September 30, 2012 and 2011 was ($0.4) million, or ($0.02) per share, and $12.7 million, or $0.57 per share, respectively. The Company recorded net unrealized depreciation on investments of $3.9 million for the quarter ended September 30, 2012, primarily due to a decrease in certain comparable multiples used to estimate the fair value of the Company’s investments. For the quarter ended September 30, 2011, the Company recorded net unrealized appreciation of $10.3 million on its portfolio, resulting from increased portfolio company performance of certain of its portfolio companies and, to a lesser extent, an increase in certain comparable multiples used to estimate the fair value of the Company’s investments.

Investment Portfolio at Fair Value: As of September 30, 2012, the Company’s portfolio was fair valued at 84.1% of cost, as compared to 84.7% as of March 31, 2012.

Net Asset Value: Net asset value was $8.93 per share outstanding at September 30, 2012, as compared to $9.38 at March 31, 2012, a decrease of 4.8%.

Asset Characteristics: Total assets were $373.5 million at September 30, 2012, as compared to $325.3 million at March 31, 2012. At September 30, 2012, the Company had investments in 20 portfolio companies with an aggregate cost basis of $317.0 million and an aggregate fair value of $266.7 million. As of September 30, 2012, the Company’s investment portfolio at fair value was comprised of 71.6% in debt securities and 28.4% in equity securities. Additionally, the Company held $92.9 million in cash and cash equivalents at September 30, 2012, including $71.5 million from a short-term loan that was repaid subsequent to quarter end.

Investment Yield: The weighted average yield on the Company’s interest-bearing portfolio, excluding cash and cash equivalents, was 12.5% for the quarter ended September 30, 2012, as compared to 12.2% for the quarter ended September 30, 2011. The increase in the weighted average yield for the quarter ended September 30, 2012, resulted primarily from the exits of lower interest-bearing debt investments and the addition of higher-yielding debt investments.

Highlights for the Quarter: During the quarter ended September 30, 2012, the following significant events occurred:

•

New Investment: In July 2012, the Company invested $22.5 million in a new control investment, Ginsey Holdings, Inc. (“Ginsey”), through a combination of debt and equity. Ginsey, headquartered in Bellmawr, New Jersey, designs and markets a broad line of branded juvenile and adult bath products. In August 2012, $5.0 million of the debt was participated to a third-party.

•

New Investment: In July 2012, the Company invested $21.3 million in a new control investment, Drew Foam Companies, Inc. (“Drew Foam”), through a combination of debt and equity. Drew Foam, headquartered in Monticello, Arkansas, is an expanded polystyrene foam molder and fabricator for a variety of applications in construction and packaging. In September 2012, $4.3 million of the debt and the line of credit was refinanced with a third-party.

•

Recurring Distributions: The Company paid monthly cash distributions to preferred and common stockholders of $0.1484375 per preferred share and $0.05 per common share, respectively, for each of July, August and September 2012.

•

Co-Investment Order: In July 2012, the Securities and Exchange Commission granted the Company relief sought in an exemptive application that expands its ability to co-invest in portfolio companies with certain affiliated investment funds, subject to compliance with certain conditions. The Company believes this expanded ability to co-invest will enhance its ability to further its investment strategy and objectives.

•

Approval of Revision to Investment Objectives and Strategies: On September 21, 2012, the Company’s Board of Directors approved revisions to its investment objectives and strategies, effective January 1, 2013. The Company believes that the revised investment objectives and strategies will allow it greater flexibility in growing its portfolio and maintaining its commitment of value to stockholders

Comments from the Company’s President, Dave Dullum: “Our origination efforts continue to put quality new investments on the books quarter over quarter, including Ginsey and Drew Foam, both in this quarter. In order to fund our increasing pipeline of new deals, we were successful in raising common equity and extending our line of credit an additional year to meet these capital demands. We are excited about the continued increases in our interest income and yield and hope to deliver strong results during the fiscal year.”

Subsequent Events: Subsequent to September 30, 2012, the following events occurred:

•

Common Stock Offering: In October 2012, the Company completed a public offering of its common stock, resulting in net proceeds to the Company of $28.3 million, which was used to repay borrowings under its line of credit.

•

Line of Credit Extension: In October 2012, the Company entered into an agreement to extend the maturity date on its line of credit (the “Facility”) by one year. As a result of the new agreement, the Facility is now scheduled to mature on October 25, 2015, and, if not renewed or extended by that date, all principal and interest will be due and payable on or before October 25, 2016. All other terms of the Company’s Facility remained the same.

•	Distributions Declared: In October 2012, the Company’s Board of Directors declared the following monthly cash distributions:

Record Date	Payment Date	Distribution per Common Share	Distribution per Term Preferred Share
October 22, 2012	October 31, 2012	$0.05	$0.1484375
November 19, 2012	November 30, 2012	0.05	0.1484375
December 19, 2012	December 31, 2012	0.05	0.1484375

	Total for the Quarter:	$0.15	$0.4453125

Summary Information: The following chart is a summary of some of the information reported above (dollars in thousands, except per share data) (unaudited):

	September 30, 2012	September 30, 2011
For the Three Months Ended:
Net investment income	$3,451	$3,309
Net (decrease) increase in net assets resulting from operations	(353)	12,695
Weighted average yield on interest-bearing investments	12.5%	12.2%
Total dollars invested	$50,498	$44,919
Total dollars repaid	9,160	2,493

For the Six Months Ended:
Net investment income	6,689	6,810
Net (decrease) increase in net assets resulting from operations	(3,369)	16,883
Weighted average yield on interest-bearing investments	12.5%	12.1%
Total dollars invested	$63,263	$67,378
Total dollars repaid	15,090	5,560

	September 30, 2012	March 31, 2012
As of:
Fair value as a percent of cost	84.1%	84.7%
Net asset value per share	$8.93	$9.38
Number of portfolio companies	20	17
Total assets at fair value	$373,532	$325,297

Conference Call for Stockholders: The Company will hold its earnings release conference call Tuesday, October 30, 2012, at 8:30 a.m. EDT. Please call (800) 860-2442 to enter the conference. An operator will monitor the call and set a queue for any questions. A replay of the conference call will be available through November 30, 2012. To hear the replay, please dial (877) 344-7529 and use conference number 10018005. The replay will be available beginning approximately one hour after the call concludes.

The live audio broadcast of the Company’s quarterly conference call will also be available online at www.GladstoneInvestment.com. The event will be archived and available for replay on the Company’s website through December 31, 2012.

Warning: The financial statements below are without footnotes, so readers should obtain and carefully review the Company’s Form 10-Q for the quarter ended September 30, 2012, including the notes to the financial statements contained therein. The Company has filed the Form 10-Q today with the Securities and Exchange Commission (the “SEC”), which you can find on the SEC’s website at www.sec.gov or from the Company’s website at www.GladstoneInvestment.com. To obtain a paper copy, please contact the Company at 1521 Westbranch Drive, Suite 200, McLean, VA 22102.

About us: Gladstone Investment Corporation is a publicly traded business development company that seeks to make debt and equity investments in small and mid-sized businesses in the United States in connection with acquisitions, changes in control and recapitalizations. The Company has paid 87 consecutive monthly cash distributions on its common stock, in addition to a bonus dividend paid on its common stock in March 2012. Information on the business activities of all the Gladstone funds can be found at www.gladstonecompanies.com.

For Investor Relations inquiries related to any of the monthly dividend paying Gladstone funds, please visit www.gladstone.com.

SOURCE: Gladstone Investment Corporation, +1-703-287-5893

The statements in this press release regarding the longer-term prospects of the Company and its management team may be deemed “forward-looking statements.” These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company’s current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company’s actual results to differ from these forward-looking statements include, among others, the duration and effects of the current economic instability, the Company’s ability to access debt and equity capital and those other factors listed under the caption “Risk Factors” in the Company’s registration statement on Form N-2 (No. 333-181879, as amended (the “Prospectus”) and the supplement to the Prospectus as filed with the SEC on October 2, 2012. The risk factors set forth in the Form N-2 under the caption “Risk Factors” are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GLADSTONE INVESTMENT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	September 30, 2012	March 31, 2012

ASSETS
Investments at fair value
Control investments (Cost of $245,475 and $186,743, respectively)	$208,922	$157,544
Affiliate investments (Cost of $61,473 and $70,015, respectively)	48,715	58,831
Non-Control/Non-Affiliate investments (Cost of $10,083 and $9,637, respectively)	9,049	9,277

Total investments at fair value (Cost of $317,031 and $266,395, respectively)	266,686	225,652
Cash and cash equivalents	92,940	91,546
Restricted cash	1,041	1,928
Interest receivable	1,295	1,250
Due from custodian	8,152	1,527
Deferred financing costs	2,411	2,792
Other assets	1,007	602

TOTAL ASSETS	$373,532	$325,297

LIABILITIES
Borrowings:
Short-term loan at fair value (Cost of $71,525 and $76,005, respectively)	$71,525	$76,005
Line of credit at fair value (Cost of $56,000 and $0, respectively)	57,209	—
Secured borrowing (Cost of $5,000 and $0, respectively)	5,000	—

Total borrowings (Cost of $132,525 and $76,005, respectively)	133,734	76,005
Mandatorily redeemable preferred stock, $0.001 par value per share, $25 liquidation preference per share; 1,610,000 shares authorized, 1,600,000 shares issued and outstanding at September 30 and March 31, 2012	40,000	40,000
Accounts payable and accrued expenses	1,311	506
Fees due to Adviser	595	496
Fee due to Administrator	189	218
Other liabilities	480	856

TOTAL LIABILITIES	176,309	118,081

Commitments and contingencies

NET ASSETS	$197,223	$207,216

ANALYSIS OF NET ASSETS
Common stock, $0.001 par value per share, 100,000,000 shares authorized and 22,080,133 shares issued and outstanding at September 30 and March 31, 2012	$22	$22
Capital in excess of par value	257,131	257,131
Cumulative net unrealized depreciation of investments	(50,345)	(40,743)
Cumulative net unrealized depreciation of other	(1,236)	(68)
Net investment income in excess of distributions	321	321
Accumulated net realized loss	(8,670)	(9,447)

TOTAL NET ASSETS	$197,223	$207,216

NET ASSET VALUE PER COMMON SHARE AT END OF PERIOD	$8.93	$9.38

GLADSTONE INVESTMENT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	Three Months Ended September 30,		Six Months Ended September 30,
	2012	2011	2012	2011
INVESTMENT INCOME
Interest income
Control investments	$4,548	$2,926	$7,977	$5,560
Affiliate investments	1,573	1,363	3,344	2,732
Non-Control/Non-Affiliate investments	339	401	647	806
Cash and cash equivalents	1	2	3	6

Total interest income	6,461	4,692	11,971	9,104
Other income
Control investments	112	341	506	1,176
Affiliate investments	401	—	401	—
Non-Control/Non-Affiliate investments	—	1	—	17

Total other income	513	342	907	1,193

Total investment income	6,974	5,034	12,878	10,297

EXPENSES
Base management fee	1,308	1,063	2,499	2,071
Incentive fee	541	—	541	19
Administration fee	189	135	372	286
Interest expense on borrowings	484	233	576	365
Dividends on mandatorily redeemable preferred stock	713	—	1,425	—
Amortization of deferred financing fees	203	108	403	215
Professional fees	177	105	371	315
Other general and administrative expenses	423	592	702	942

Expenses before credits from Adviser	4,038	2,236	6,889	4,213
Credits to fees	(515)	(511)	(700)	(726)

Total expenses net of credits to fees	3,523	1,725	6,189	3,487

NET INVESTMENT INCOME	3,451	3,309	6,689	6,810

REALIZED AND UNREALIZED GAIN (LOSS)
Net realized gain (loss):
Control investments	798	(543)	753	5,192
Non-Control/Non-Affiliate investments	—	(1)	—	4
Other	—	—	(41)	(39)

Total net realized gain (loss)	798	(544)	712	5,157
Net unrealized (depreciation) appreciation:
Control investments	(9,708)	8,886	(7,354)	935
Affiliate investments	6,139	1,662	(1,573)	3,740
Non-Control/Non-Affiliate investments	(315)	(211)	(674)	609
Other	(718)	(407)	(1,169)	(368)

Total net unrealized (depreciation) appreciation	(4,602)	9,930	(10,770)	4,916

Net realized and unrealized (loss) gain	(3,804)	9,386	(10,058)	10,073

NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$(353)	$12,695	$(3,369)	$16,883

NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER COMMON SHARE
Basic and diluted	$(0.02)	$0.57	$(0.15)	$0.76

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic and diluted	22,080,133	22,080,133	22,080,133	22,080,133

GLADSTONE INVESTMENT CORPORATION

CONDENSED CONSOLIDATED FINANCIAL HIGHLIGHTS

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AND PER UNIT DATA)

(UNAUDITED)

	Three Months Ended September 30,		Six Months Ended September 30,
	2012	2011	2012	2011
Per Common Share Data
Net asset value at beginning of period(A)	$9.10	$9.06	$9.38	$9.00
Net investment income(B)	0.16	0.15	0.31	0.31
Realized gain (loss) on sale of investments and other(B)	0.03	(0.03)	0.03	0.23
Net unrealized (depreciation) appreciation of investments and other(B)	(0.21)	0.45	(0.49)	0.22

Total from investment operations(B)	(0.02)	0.57	(0.15)	0.76
Cash distributions from net investment income(B)(C)	(0.15)	(0.15)	(0.30)	(0.28)

Net asset value at end of period(A)	$8.93	$9.48	$8.93	$9.48

Per share market value at beginning of period	$7.40	$7.18	$7.57	$7.79
Per share market value at end of period	7.82	6.80	7.82	6.80
Total return(D)	7.79%	(3.21)%	7.53%	(9.16)%
Shares outstanding at end of period	22,080,133	22,080,133	22,080,133	22,080,133

Statement of Assets and Liabilities Data:
Net assets at end of period	$197,223	$209,419	$197,223	$209,419
Average net assets(E)	200,182	202,101	202,520	200,213

Senior Securities Data(F):
Total borrowings, at cost	$132,525	$83,501	$132,525	$83,501
Mandatorily redeemable preferred stock	40,000	—	40,000	—
Asset coverage ratio(G)	210%	332%	210%	332%
Average coverage per unit(H)	$2,101	$3,325	$2,101	$3,325

Ratios/Supplemental Data:
Ratio of expenses to average net assets(I)(J)	8.07%	4.43%	6.80%	4.21%
Ratio of net expenses to average net assets(I)(K)	7.04	3.41	6.11	3.48
Ratio of net investment income to average net assets(I)	6.90	6.55	6.61	6.80

(A)	Based on actual common shares outstanding at the end of the corresponding period.
(B)	Based on weighted average per basic common share data.
(C)	Distributions are determined based on taxable income calculated in accordance with income tax regulations, which may differ from amounts determined under GAAP.
(D)

Total return equals the change in the market value of our common stock from the beginning of the period, taking into account dividends reinvested in accordance with the terms of the Company’s dividend reinvestment plan. Total return does not take into account distributions that may be characterized as a return of capital.

(E)	Calculated using the average balance of net assets at the end of each month of the reporting period.
(F)	The 1940 Act currently permits the Company to issue senior securities representing indebtedness and senior securities that are stock, to which the Company refers to as “senior securities.”
(G)

As a business development company, the Company is generally required to maintain an asset coverage ratio of at least 200% of total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities. The Company’s mandatorily redeemable preferred stock is characterized as a senior security for purposes of the asset coverage ratio.

(H)	Asset coverage per unit is the asset coverage ratio expressed in terms of dollar amounts per one thousand dollars of indebtedness.
(I)	Amounts are annualized.
(J)	Ratio of expenses to average net assets is computed using expenses before credits from the Adviser.
(K)	Ratio of net expenses to average net assets is computed using total expenses net of credits from the Adviser.